As filed with the Securities and Exchange Commission on July 25, 2007

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM  S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POLYPORE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	43-2049334
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

11430 North Community House Road, Suite 350

Charlotte, NC 28277

(704) 587-8409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Polypore International, Inc. 2006 Stock Option Plan

Polypore International, Inc. 2007 Stock Incentive Plan

(Full titles of plans)

Robert B. Toth

President and Chief Executive Officer

Polypore International, Inc.

11430 North Community House Road, Suite 350

Charlotte, NC 28277

(704) 587-8409

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cristopher Greer, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

(212) 728-8000

(212) 728-8111 (Facsimile)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.01 per share	3,893,565	$18.71	$72,848,601.15	$2,236.46

(1)                                  Represents 2,141,602 shares of Common Stock issuable pursuant to the Registrant’s 2006 Stock Option Plan, and 1,751,963 shares of Common Stock issuable pursuant to the Registrant’s 2007 Stock Incentive Plan (collectively, the “Plans”).  In addition, this Registration Statement covers an indeterminable number of additional shares as may hereafter be offered or issued, pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2)                                  Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

(3)                                  Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $43,712.00 were paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-1 (No. 333-116236) filed by the Registrant on June 7, 2004.  The Registrant offset $11,650.65 from that amount with its filing on Registration Statement on Form S-1 (No. 333-141273) originally filed by the Registrant on March 14, 2007 and as amended thereafter. An additional $2,236.46.57 will be offset in connection with this filing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 (this “Registration Statement”) have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”).  Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by Polypore International, Inc. (the “Company”), are incorporated by reference into the Registration Statement:

(a) the Company’s Prospectus filed on March 14, 2007, pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s Registration Statement on Form S-1, Registration No. 333-141273, as amended by Amendments Nos. 1, 2, 3, 4, and 5, filed on March 20, 2007, May 1, 2007, May 25, 2007, June 15, 2007, and June 26, 2007, respectively, pursuant to the Securities Act (collectively, the “Company Prospectus”);

(b) the Company’s Current Reports on Form 8-K filed on June 29, 2007 and July 10, 2007, each pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”); and

(c) the description of the Company’s Common Stock incorporated by reference into the Company’s Registration Statement on Form 8-A, filed on June 21, 2007, pursuant to the Exchange Act, which description is contained in the Company Prospectus.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that in no event will any of the information that either (i) the Company has “furnished” to, rather than “filed” with, the Commission in any Current Report on Form 8-K from time to time, or (ii) is referred to in Item 407(e)(5) of Regulation S-K of the Commission be incorporated by reference into, or otherwise included in, this Registration Statement.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.                    DESCRIPTION OF SECURITIES

Inapplicable.

Item 5.                    INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

Item 6.                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware law and the Company’s certificate of incorporation provide that the Company will, under certain situations, indemnify any director, officer, employee or agent of the Company made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses, including attorney’s fees, incurred by the person in connection with the proceeding if certain statutory standards are met. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. A proceeding means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the Company. Reference is made to Section 145 of the Delaware General Corporation Law for a full statement of these indemnification rights.

Polypore, Inc., a subsidiary of the Company, has entered into director and officer indemnification agreements with certain of the Company’s directors and officers. The indemnification agreements provide that Polypore, Inc. will indemnify, defend and hold harmless the indemnitees, to the fullest extent permitted or required by the laws of the State of Delaware, against any and all claims based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by the indemnitee in his or her capacity as a director, officer, employee or agent of Polypore, Inc. or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which the indemnitee is or was serving at the request of Polypore, Inc.; (ii) any actual, alleged or suspected act or failure to act by the indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of Polypore, Inc. or any other entity or enterprise referred to in clause (i) above; or (iii) the indemnitee’s status as a current or former director, officer, employee or agent of Polypore, Inc. or as a current or former director, officer, employee, member, manager, trustee or agent of Polypore, Inc. or any other entity or enterprise referred to in clause (i) above or any actual, alleged or suspected act or failure to act by the indemnitee in connection with any obligation or restriction imposed upon the indemnitee by reason of such status. The indemnification agreements provide that the indemnitee shall have the right to advancement by Polypore, Inc. prior to the final disposition of any indemnifiable claim of any and all actual and reasonable expenses relating to, arising out of or resulting from any indemnifiable claim paid or incurred by the indemnitee. For the duration of an indemnitee’s service as a director and/or officer of Polypore, Inc. and for a reasonable period of time thereafter, which such period may be determined by Polypore, Inc. in its sole discretion, Polypore, Inc. is obligated to use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of Polypore, Inc. that is substantially comparable in scope and amount to that provided by Polypore, Inc.’s current policies of directors’ and officers’ liability insurance.

The Company also maintains a directors’ and officers’ liability insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions in their capacity as directors and officers.

Item 7.                    EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8.                    EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Polypore International, Inc. 2006 Stock Option Plan

4.2	Polypore International, Inc. 2007 Stock Incentive Plan

5.1	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24	Power of Attorney (reference is made to the signature page).

99.1	Form of Restricted Stock Grant Notice and Agreement under the Polypore International, Inc. 2007 Stock Incentive Plan

99.2	Form of Option Grant Notice Agreement under the Polypore International, Inc. 2007 Stock Incentive Plan

Item 9.                    UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina on the 25th day of July, 2007.

POLYPORE INTERNATIONAL, INC.

By:  /s/ Lynn Amos

Name: Lynn Amos

Title:   Chief Financial Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.  Each person whose signature appears below constitutes and appoints Robert B. Toth and Lynn Amos, and each of them severally, as his or her true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Robert B. Toth	President and Chief Executive Officer, Director	July 25, 2007
Name: Robert B. Toth	(Principal Executive Officer)

/s/ Lynn Amos	Chief Financial Officer	July 25, 2007
Name: Lynn Amos	(Principal Financial and Accounting Officer)

/s/ Michael Graff	Chairman of the Board of Directors	July 25, 2007
Name: Michael Graff

/s/ David Barr	Director	July 25, 2007
Name: David Barr

/s/ W. Nicholas Howley	Director	July 25, 2007
Name: W. Nicholas Howley

/s/ Kevin Kruse	Director	July 25, 2007
Name: Kevin Kruse

/s/ Fredrick C. Flynn, Jr.	Director	July 25, 2007
Name: Fredrick C. Flynn Jr.

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Polypore International, Inc. 2006 Stock Option Plan
4.2	Polypore International, Inc. 2007 Stock Incentive Plan
5.1	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).
24	Power of Attorney (reference is made to the signature page).
99.1	Form of Restricted Stock Grant Notice and Agreement under the Polypore International, Inc. 2007 Stock Incentive Plan
99.2	Form of Option Grant Notice Agreement under the Polypore International, Inc. 2007 Stock Incentive Plan